BSQUARE Renews its Software Distribution Agreement with Microsoft
Licensing Sales Are Historically BSQUARE’s Largest Revenue Item

Bellevue, WA – September 22, 2005 – BSQUARE (NASDAQ: BSQR), a leading provider of smart device solutions, today announced the renewal of its Original Equipment Manufacturer (OEM) Distribution agreement with Microsoft, which allows BSQUARE to distribute Microsoft’s complete line of Windows Embedded operating systems to North American OEMs. BSQUARE offers its customers licenses for Windows Embedded operating systems as well as value-add capabilities such as engineering services, products like SDIO Now! for enabling Secure Digital technology on mobile devices, and technical training and support.

BSQUARE’s sales of Microsoft Embedded operating systems grew from $12.0 million in the first half of 2004 to $13.2 million in the first half of 2005, an increase of 10%. Excluding the impact of a significant customer loss in the first quarter of 2005, sales of Microsoft Embedded operating systems were up 48% for the first half of 2005 as compared to the first half of 2004. Microsoft Embedded operating sales represented 53% of total revenue in the first half of 2004 and 64% of total revenue in the first half of 2005.

“Customers gain a strategic advantage when they choose to work with BSQUARE because we provide Microsoft Embedded Operating System licenses as well as complimentary BSQUARE products and services. Our extensive experience in device development and integration uniquely qualifies BSQUARE to assist customers purchasing licenses from us in through all phases of their embedded projects,” said Brian Crowley, president and chief executive officer of BSQUARE. “We are pleased to renew our Software Distribution Agreement with Microsoft for another year, and look forward to growing sales of Microsoft Embedded Operating Systems in junction with our own products and services.”

According to Venture Development Corporation’s report, The Embedded Software Strategic Market Intelligence Program 2004, Microsoft captured 26% of worldwide operating system and toolkit market as measured by revenue in 2003. The same report forecast that between 2003 and 2006, revenue from sales of embedded software development solutions in the Americas would grow at an annual rate of 14%.

“BSQUARE continues to be a valued partner in the Windows Embedded space, and we’re pleased to extend our long-standing distribution relationship with them,” said Jane Gilson, director of the Windows Embedded Partner Program at Microsoft Corp. “As a Gold-level member and one of our top partners in North America, BSQUARE’s full-service offering of licensing, development kits, engineering services, training and support make them an ideal partner for Windows Embedded developers looking to speed their devices to market.”

About BSQUARE
BSQUARE is a solution provider to the global embedded device community. Committed to delivering quality, lowering project risk and time to market, our teams collaborate with smart device makers at any stage in their device development. Our solution portfolio includes software and hardware development, systems integration services, reference designs, board support packages, middleware, and applications. As a full service provider, device makers can also license best-in-class software products and operating systems. Since 1994, BSQUARE has completed hundreds of successful projects and has become a trusted partner to smart device makers worldwide. For more information about BSQUARE, visit its website at www.bsquare.com.

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BSQUARE is a registered trademark of BSQUARE Corporation. Other product or service names mentioned herein are the trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our projected financial results, strategic partnerships and proprietary products strategy. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected. Factors that could affect our actual results include a decline in the market for our products, technology licenses and services; a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated; adverse changes in macro-economic conditions; our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers; risks associated with the effects of our restructurings; our ability to successfully support our operations; competition; and intellectual property risks. A more detailed description of certain factors that may affect actual results include, but are not limited to, those discussed the section entitled “Factors That May Affect Future Results” in our Quarterly Report on Form 10-Q for the period ended June 30, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Company Contact:
Elizabeth Rosenbaum
Director of Marketing
BSQUARE
425.519.5288
pr@bsquare.com

Investor Contact:
Matt Hayden
President
Hayden Communications, Inc.
858.704.5065
matt@haydenir.com